Exhibit 2.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“CHINA PRECISION STEEL, INC.”, A COLORADO CORPORATION,

WITH AND INTO “CHINA PRECISION STEEL, INC.” UNDER THE NAME OF “CHINA PRECISION STEEL, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF NOVEMBER, A.D. 2007, AT 10:04 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CHINA PRECISION STEEL, INC., a Colorado corporation
INTO
CHINA PRECISION STEEL, INC., a Delaware corporation

(Parent into subsidiary pursuant to Section 253 of the General Corporation Law of Delaware)

China Precision Steel, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Colorado;

DOES HEREBY CERTIFY:

FIRST:  That it was organized on the 25th day of June, 1997, pursuant to the Colorado Business Corporation Act, the provisions of which permit the merger of a corporation of organized and existing under the laws of said state with a corporation of another state.

SECOND:  That it owns all of the capital stock of China Precision Steel, Inc., a Delaware corporation (the “Subsidiary”), a corporation incorporated on the 13th day of September, 2007, pursuant to the General Laws of the State of Delaware.

THIRD:  That its Board of Directors at a meeting held on September 7, 2007 determined to merge the corporation into said Subsidiary, and did adopt the following resolutions:

RESOLVED:                                    that the Board hereby deems a merger of the Corporation, pursuant to the Delaware General Corporation Law, as amended (the “DGCL”) and the Colorado Business Corporation Act, as amended (the “CBCA”), with and into a Delaware corporation, advisable and in the best interests of the Corporation; and

FURTHER

RESOLVED:                                      that the Board hereby adopts the Agreement and Plan of Merger by and between the Subsidiary and the Corporation substantially in the form presented to the Board (the “Merger Agreement”), pursuant to which the Corporation would merge with and into the Subsidiary upon the terms and conditions set forth in the Merger Agreement, and recommends that the stockholders of the Corporation approve it; and

FURTHER

RESOLVED:                                      that the Subsidiary shall provide for the pro rata issuance of its stock to the holders of the stock of the Corporation upon the merger of the Subsidiary and the Corporation.

FURTHER

RESOLVED:                                    that the officers of the Corporation are hereby authorized and directed (i) to submit the Merger Agreement to the stockholders for approval, and (ii) upon such approval that the Corporation and its executive officers be, and each of them hereby is, authorized and directed to execute and deliver, for and on behalf of the Corporation, the Merger Agreement, and to take any and all such actions and file such documents as may be necessary or advisable to effect the transactions contemplated by these resolutions; and

FURTHER

RESOLVED:                                      that the officers of the Corporation, or any of them, be, and hereby are, authorized, empowered and directed to take any and all actions and to execute and deliver any and all documents and instruments, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to do any and all things they deem necessary or advisable to carry out the intent of the foregoing resolutions.

FOURTH:  That this merger has been approved by the holders of at least a majority of the outstanding shares of capital stock of the Corporation, as of November 12, 2007.

IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 16th day of November, 2007.

By:	/s/ Li Wo Hing
(Authorized Officer)

Name:	Li Wo Hing
Title:	Chief Executive Officer